Exhibit 5(a)

Amy L. Schneider Vice President, Corporate Secretary and Securities 414 Nicollet Mall, 401-8 Minneapolis, Minnesota 55401

October 31, 2023

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Ladies and Gentlemen:

I am Vice President, Corporate Secretary and Securities of Xcel Energy Inc., a Minnesota corporation (the “Company”), and, as such, I and the attorneys that I supervise have acted as counsel for the Company in the preparation of the Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration and the possible issuance and sale from time to time, on a delayed basis, by the Company of an unspecified amount of shares of common stock, par value $2.50 per share, of the Company (the “Common Stock”).

The Common Stock is to be issued from time to time pursuant to Rule 415 under the Securities Act.

As part of the corporate action taken and to be taken in connection with the issuance of the Common Stock (the “Corporate Proceedings”), certain terms of any offering of the Common Stock by the Company from time to time will be approved by the Board of Directors of the Company or an authorized committee thereof or certain authorized officers of the Company.

I, or attorneys that I supervise, have examined or are otherwise familiar with the Amended and Restated Articles of Incorporation of the Company, the Bylaws, as amended and restated, of the Company, the Registration Statement, such Corporate Proceedings as have occurred as of the date hereof and such other documents, records and instruments as necessary or appropriate for the purposes of this opinion letter.

Based upon the foregoing and assumptions that follow, I am of the opinion that when and if (a) all required Corporate Proceedings with respect to the issuance and the sale of such Common Stock have been completed and (b) the Company shall have received such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, all in the manner contemplated by the applicable prospectus, supplements thereto and the Registration Statement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

Xcel Energy Inc.

October 31, 2023

The foregoing opinions assume that (a) the Registration Statement will remain effective at the time of issuance of any Common Stock thereunder; (b) a prospectus supplement describing the Common Stock offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (c) the Company will issue and deliver the Common Stock in the manner contemplated by the Registration Statement; and (d) at the time of the delivery of the Common Stock, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Common Stock, none of the particular terms of such Common Stock will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America. The opinions herein expressed are limited to the specific issues addressed and to the laws existing on the date hereof. By rendering this opinion letter, I do not undertake to advise you with respect to any other matter or any change in such laws or the interpretation thereof that may occur after the date hereof.

I hereby consent to the use of my name in the Registration Statement filed by the Company to register the Common Stock under the Securities Act and to the filing of this opinion letter as Exhibit 5(a) to the Registration Statement. In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Xcel Energy Inc.

October 31, 2023

Respectfully submitted,

/s/ Amy L. Schneider

Amy L. Schneider
Vice President, Corporate Secretary and Securities